Exhibit 10.5.9
DORMAN PRODUCTS, INC.
NON-QUALIFIED STOCK OPTION AWARD PURSUANT TO THE DORMAN PRODUCTS, INC. 2018 STOCK OPTION AND STOCK INCENTIVE PLAN

THIS NON-QUALIFIED STOCK OPTION AWARD (this “Award”) dated as of #Grant Date# (the “Grant Date”) is entered into by and between Dorman Products, Inc. (the “Company”) and #Participant Name# (the “Participant”).

1.Grant of Non-Qualified Stock Option. Effective as of the Grant Date, pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “Plan”), the Company hereby grants to Participant a Non-Qualified Option to purchase #Number of Shares Granted# of Common Stock (the “Option”) at #Grant Price# (the “Exercise Price”) , subject to the terms and conditions set forth in this Award and the Plan. This Award is in consideration for Participant’s acceptance of and agreement to the restrictive covenants set forth in Section 10 of this Award.

2.Vesting of Option.

(a)Subject to the provisions of Sections 2(b) and (c), the Option shall vest 25% on each one-year anniversary of the Grant Date beginning on the first anniversary of the Grant Date (each a “Vesting Date”), provided that Participant remains employed by or providing service to the Company on such Vesting Date. The vesting of portions of the Option shall be cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares that vest shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Share will be included in the number of Shares that become vested on the last Vesting Date.

(b)Upon a Change in Control, 100% of the unvested portion of the Option shall vest and become exercisable.

(c)Upon Participant’s termination of employment or service for any of the following reasons, the unvested portion of the Option shall vest and become exercisable as indicated:
(i)100% as of the date of Participant’s death; or
(ii)100% as of the date of Participant’s termination of employment or service due to Disability.

Except as provided above, upon the termination of employment or service of Participant, any unvested portion of the Option will immediately and automatically, without any action on the part of the Company, be forfeited and cancelled.

3.Termination of the Option.

(a)The Option shall remain exercisable until #Expiration Date# (the “Expiration Date”), unless it is terminated at an earlier date pursuant to the provisions of this Award or the Plan.

(b)In the event of termination of Participant’s employment or services, the Option, to the extent vested as of the date thereof (including pursuant to Sections 2(b) or 2(c) above) shall terminate immediately after the first to occur of: (i) the Expiration Date; (ii) one year after termination of Participant’s employment or service on account of death or Disability; (iii) 90 days after termination of Participant’s employment or service for any reason other than on account of death, Disability or for Cause; and (iv) immediately upon termination of Participant’s employment or service for Cause. In the event that Participant’s termination of employment or service by the Company is for Cause, upon a determination by the Committee, Participant shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an

Option but for which the Company has not yet delivered the Shares, upon refund by the Company of the Exercise Price (to the extent paid).

4.Automatic Exercise. If the Option remains unexercised, in whole or in part, immediately before the time at which the Option is scheduled to expire in accordance with the terms and conditions of this Award and the Plan, the Option shall be deemed automatically exercised in accordance with and subject to the terms and conditions set forth in Section 7(i)(ii) of the Plan.

5.Method of Exercise. Participant may exercise the Option by providing written notice to the Company through the Acceptance Page. Each such exercise shall be irrevocable when given.

6.Payment for Shares. Full payment for Shares purchased upon the exercise of an Option may be made in any combination of, in accordance with Section 7(g) of the Plan:
(i) cash, (ii) by check payable to the order of the Company; (iii) by the delivery of Shares then owned by Participant (or by attestation of such ownership); or (iv) via cashless exercise.

7.Tax Withholding; Securities Laws.

(a)All obligations of the Company under this Award shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required by law for any Federal Insurance Contributions Act (FICA), federal income, state, local or other tax liabilities (“Withholding Taxes”). Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of the Option, the Company shall have the right to
(i)withhold Shares subject to Participant’s exercise of the Option as provided in Section 7(g)(iv)
and 15 of the Plan to satisfy any Withholding Taxes, (ii) require Participant to remit to the Company an amount sufficient to satisfy any Withholding Taxes prior to the delivery or transfer of such Shares or (iii) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

(b)The obligation of the Company to deliver Shares shall also be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8.Assignments, Transfers and Successors and Assigns. The rights and interests of Participant under this Award may not be assigned, sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parent(s) and each of its Affiliates. This Award may be assigned by the Company without Participant’s consent.

9.Restrictive Covenants.

(a)As a condition of receiving this Award, Participant hereby acknowledges and agrees that during the period in which Participant is employed by, or providing service to, any member of the Company and its Affiliates (the “Company Group”) for the twelve (12) month-period following termination of Participant’s employment or service for any reason (the “Restrictions Period”), Participant shall comply with the restrictive covenants set forth herein applicable to the Company Group.

(b)During the Restrictions Period, Participant shall not anywhere in the Territory on behalf of Participant, or through or on behalf of any other person or entity (other than the Company), whether as an officer, director, employee, equityholder, consultant or otherwise, as applicable:

(1)directly or indirectly, engage, participate, make any financial investment in, own any financial or beneficial interest in, operate, or become employed by or provide services to any business, corporation, firm, person, or other entity (together with its affiliates and subsidiaries, the “Competing Enterprise”) which is engaged, directly or indirectly, during Participant’s employment in competition with the Company Group in the Business anywhere in the Territory; provided, that the Businesses of the Competing Enterprise account for more than ten percent (10%) of the gross sales of the Competing Enterprise for its most recently completed fiscal year and Participant does not work for, advise or provide consulting services to such Businesses. Notwithstanding the foregoing, Participant shall not be prohibited from owning or acquiring securities in any publicly traded company as long as Participant’s ownership does not exceed 1% of such publicly traded company’s outstanding securities;

(2)encourage, induce, attempt to induce, solicit or attempt to solicit any employee, director, officer, associate, consultant, agent or independent contractor to terminate his or her employment with or engagement by the Company Group in order to become employed or engaged by any person, firm, corporation or other business enterprise other than a member of the Company Group, except in the furtherance of Participant’s responsibility while Participant is employed by the Company Group, or hire or retain, or attempt to hire or retain, any employee, director, officer, associate, consultant, agent or independent contractor of the Company Group; provided that nothing in this Award prohibits Participant from hiring an individual who responds to a job posting made available to the general public so long as Participant does not solicit or otherwise initiate such contact during the one year following termination of Participant’s employment or service; or

(3)encourage, induce, attempt to induce, solicit or attempt to solicit, any customer, distributor, supplier, vendor, marketer or sponsor of the Company Group to cease or reduce its customer, distributor, supplier, vendor, marketer or sponsor relationship with the Company Group.

(c)The restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company Group and are considered by Participant to be reasonable for such purpose. Participant acknowledges that a breach of any of the covenants contained in this Award may cause irreparable damage to the Company, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate. Accordingly, Participant agrees that if Participant breaches or threatens to breach any of the covenants contained in this Award, in addition to any other remedy which may be available to the Company at law or in equity, the Company shall be entitled (i) to the extent permitted by applicable law, to cease or withhold any payment of Shares to Participant pursuant to this Award, including the return of any previously delivered Shares or proceeds recognized upon any sale or other disposition of those Shares; and/or (ii) to institute and prosecute proceedings in any court of competent jurisdiction for specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy. Participant further acknowledges that the restrictions and limitations set forth in this Award will not materially interfere with Participant’s ability to earn a living following the termination of Participant’s employment with the Company and that Participant’s ability to earn a livelihood without violating such restrictions is a material condition to Participant’s employment with the Company. Participant agrees to disclose in advance the existence and terms of the restrictions and covenants contained in this Award to any employer or service recipient by whom Participant might be employed or retained during the Restrictions Period.

(d)For purposes of this Section:

(1)“Business” means a supplier of automotive replacement parts, brake parts and fasteners to the automotive aftermarket (including, without limitation, the light, medium and heavy duty truck aftermarket), a supplier of aftermarket parts and accessories to the powersports industry, or a supplier of home fasteners and electrical wiring components to mass merchandisers, or any other business activities of the Company Group accounting for more than ten percent (10%) of its gross sales in the most recently completed fiscal year or reasonably expected to do so in the current fiscal year, in the United States and in any foreign jurisdiction in which the Company Group operates or, at the end of Participant’s employment, proposes to operate.
(2)“Territory” means any state, jurisdiction or territory in the world in which any member of the Company Group is engaged in business during the Restrictions Period.

(e)The terms “employee,” “director,” “officer,” “associate,” “consultant,” “agent,” and “independent contractor” shall include any person with such status at any time during the twelve (12) months prior to the termination of Participant’s employment and for twelve (12) months following termination of Participant’s employment. Participant shall not be deemed to have violated the provisions of this Section 9 by reason of an isolated act, or failure to act, not taken in bad faith.

10.Miscellaneous.

(a)This Award shall not confer upon Participant any right to continue in the service as an employee, officer, director, consultant or advisor of the Company or any Subsidiary Company.

(b)The address for Participant to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be Participant’s address as reflected in the Company’s personnel records, or such other address as Participant may provide to the Company by written notice.

(c)The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

(d)Participant hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, in each case located in Philadelphia, Pennsylvania, for any actions, suits or proceedings arising out of or relating to this Award and the transactions contemplated hereby (“Litigation”) and agrees not to commence any Litigation except in any such court, and further agrees that service of process, summons, notice or document by U.S. registered mail to his respective address shall be effective service of process for any Litigation brought against him in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the Commonwealth of Pennsylvania or of the United States of America, in each case located in Philadelphia, Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

11.Incorporation of Plan Terms and Conflict with Other Agreements.

(a)This Award is subject to the terms and conditions of the Plan, including, but not limited to, those pertaining to (i) change in capitalization of the Company, (ii) clawback and recoupment, (iii) the Committee’s authority to amend, interpret, and administer the Award and the Plan, and (iv) issuance of Shares upon Option exercise and payment therefor. Such terms and conditions of the Plan are incorporated into and made a part of this Award by reference. In the event of any conflicts between the provisions of this Award and the terms of the Plan, the terms of the Plan will control. Capitalized terms used but not defined in this Award shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

(b)In the event of any conflict between the provisions of this Award and the provisions of any employment, service, restrictive covenant or change-in-control agreement between the Company and Participant, the provisions of such employment, service, restrictive covenant or change-in-control agreement shall prevail. For the avoidance of doubt, to the extent Participant has agreed to the terms of conditions of the Dorman Products, Inc. Executive Severance Plan (the “Severance Plan”), the restrictive covenants in that Severance Plan shall prevail over the restrictive covenants in Section 9 of this Award, both with respect to time and scope, if applicable.

Please confirm your acceptance of this Award electronically by following the instructions on your personal web portal at Dorman’s Equity Administrator. You have until #Grant Accept by Date# to accept your award. Your electronic signature indicates your agreement to be bound by the terms of this Award.

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